UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

EQUITY OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13115 (Commission File Number)	36-4151656 (IRS Employer Identification No.)

EOP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13625 (Commission File Number)	36-4156801 (IRS Employer Identification No.)

Two North Riverside Plaza Suite 2100, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code (312) 466-3300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

     On June 27, 2005, Equity Office Properties Trust (“Equity Office”) determined that a non-cash impairment charge will be recognized during the second quarter 2005 for certain assets sold during the second quarter and certain assets anticipated to be sold after June 30, 2005.

     During the second quarter 2005, Equity Office sold 60 office properties comprising approximately 7.5 million square feet for approximately $1.3 billion. In connection with these sales, Equity Office expects to recognize approximately $80 million of gains, subject to closing adjustments and approximately $170 million of non-cash impairment charges.

     Among the assets anticipated to be sold after June 30, 2005 are an additional 53 office properties comprising approximately 6.7 million square feet and various land parcels for which an additional non-cash impairment charge of approximately $200 million to $215 million will be recognized in the second quarter 2005 because the fair value of the assets (less estimated selling costs) is lower than their current carrying value. The difference between the fair value and the carrying value of these assets arises, in part, because management has reduced the holding period of these assets for accounting purposes in light of their possible sale after June 30, 2005.

     These impairment charges, totaling approximately $370 million to $385 million, will reduce net income and funds from operations (“FFO”) in the second quarter 2005 and will be incurred in accordance with SFAS No. 144, which addresses the accounting for the “Impairment or Disposal of Long-Lived Assets”. If the asset sales are not completed at our estimated price levels, further impairment changes could be required.

     There is no assurance that these assets will in fact be sold for their recently reduced carrying value. If the assets are sold for less than their current carrying value, as recently reduced, Equity Office will incur a loss for accounting purposes equal to the difference between the sale price and the reduced carrying value. If the assets are in fact sold for more than their carrying value, Equity Office will incur a gain for accounting purposes equal to the difference between the sale price and the reduced carrying value.

     FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties (but not impairments), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

     This 8-K filing includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this release and the outlook of Equity Office include, but are not limited to, the following: declines in overall activity in our markets have adversely affected our operating results and are expected to continue to adversely affect our operating results until market conditions further improve; in order to continue to pay distributions to our common shareholders at current levels, we must borrow funds or sell assets; we expect to be a net seller of real estate in 2005, which will further reduce our income from continuing operations and funds from operations and may result in gains or losses on sales of real estate and impairment charges; our properties face significant competition; we face potential adverse effects from tenant bankruptcies or insolvencies; competition for acquisitions or an oversupply of properties for sale could adversely affect us; our ability to dispose of assets on terms we find acceptable will be subject to market conditions we do not control; and an earthquake or terrorist act could adversely affect our business and such losses, or other potential losses, may not be fully covered by insurance.

     These and other risks and uncertainties are detailed from time to time in Equity Office’s filings with the SEC, including its 2004 Form 10-K filed on March 16, 2005 and Form 8-K filed on May 20, 2005. Equity Office is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST
Date: June 30, 2005	By:	/s/ Marsha C. Williams
Marsha C. Williams
Executive Vice President and Chief Financial Officer

EOP OPERATING LIMITED PARTNERSHIP
By:	EQUITY OFFICE PROPERTIES TRUST
its general partner

Date: June 30, 2005	By:	/s/ Marsha C. Williams
Marsha C. Williams
Executive Vice President and Chief Financial Officer